UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Blackstone Real Estate Income Trust, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Blackstone Real Estate Income Trust, Inc.

345 Park Avenue, 42nd Floor

New York, New York 10154

March 20, 2018

Dear Stockholders:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Blackstone Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), which will be held at 5:00 p.m., Eastern Daylight Time, on Tuesday, June 11, 2018, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017. At the Annual Meeting, stockholders will be asked to consider and vote upon:

•	the election of seven director nominees listed in the Proxy Statement;

•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018; and

•	such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Details concerning those matters to come before stockholders at the Annual Meeting are described in this Proxy Statement.

Management and the Board of Directors unanimously recommend that you vote FOR all nominees for directors listed in the Proxy Statement and FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2018.

It is important that your shares be represented at the Annual Meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to complete a proxy as promptly as possible — by Internet, telephone or mail — so that your shares will be voted at the Annual Meeting. This will not limit your right to vote in person or to attend the meeting.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2018:

Our Proxy Statement, form of proxy card and 2017 Annual Report to stockholders are also available at

www.proxydocs.com/BREIT, and can be accessed by using the 12-digit control number and following the instructions located on the enclosed proxy card.

On behalf of the Board of Directors and management, I thank you for your continuing support.

Sincerely,

/s/ Frank Cohen

Frank Cohen

Chairman of the Board and Chief Executive Officer

Blackstone Real Estate Income Trust, Inc.

345 Park Avenue, 42nd Floor

New York, New York 10154

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

To our Stockholders:

We hereby notify you that Blackstone Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), is holding its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) at 5:00 p.m., Eastern Daylight Time, on Tuesday, June 11, 2018, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017. At the Annual Meeting, stockholders will be asked to consider and vote upon:

1.	the election of seven director nominees listed in the Proxy Statement;

2.	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018; and

3.	such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

You can vote your shares of common stock at the Annual Meeting and any adjournments or postponements thereof if the Company’s records show that you were a stockholder of record as of the close of business on March 15, 2018, the record date for the Annual Meeting.

Stockholders, whether or not they expect to be present at the Annual Meeting, are requested to authorize a proxy to vote their shares electronically via the Internet, by telephone or by completing and returning the proxy card. Voting instructions are printed on your proxy card and included in the accompanying Proxy Statement. Any person giving a proxy has the power to revoke it at any time prior to the meeting and stockholders who are present at the meeting may withdraw their proxies and vote in person.

Sincerely,

/s/ Leon Volchyok

Leon Volchyok

Chief Legal Officer, Chief Compliance Officer and Secretary

March 20, 2018

i

Blackstone Real Estate Income Trust, Inc.

345 Park Avenue, 42nd Floor

New York, New York 10154

PROXY STATEMENT FOR

2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2018

This Proxy Statement is being furnished by and on behalf of the Board of Directors of Blackstone Real Estate Income Trust, Inc., a Maryland corporation, in connection with the solicitation of proxies to be voted at the Annual Meeting. This Proxy Statement and the enclosed proxy card and our 2017 Annual Report to stockholders (the “Annual Report”) will be first mailed on or about March 20, 2018 to stockholders of record as of the close of business on March 15, 2018. The words “Blackstone Real Estate Income Trust,” “we,” “our,” “us,” and “our company” refer to Blackstone Real Estate Income Trust, Inc., together with its consolidated subsidiaries, including BREIT Operating Partnership L.P. (the “Operating Partnership”), a Delaware limited partnership of which we are the general partner, unless the context requires otherwise. The terms “BX REIT Advisors” and “the Adviser” each refer to BX REIT Advisors L.L.C., our adviser. The Adviser is an affiliate of our sponsor, The Blackstone Group L.P. (together with its affiliates, “Blackstone”).

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

In this section of the Proxy Statement, we answer some common questions regarding our 2018 Annual Meeting and the voting of shares at the meeting.

Where and when will the Annual Meeting be held?

The Annual Meeting will be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 5:00 p.m., Eastern Daylight Time, on Tuesday, June 11, 2018.

What is this document and why have I received it?

This Proxy Statement and the enclosed proxy card are being furnished to you, as a stockholder of Blackstone Real Estate Income Trust, because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement contains information that stockholders should consider before voting on the proposals to be presented at the meeting.

We intend to mail this Proxy Statement and accompanying proxy card on or about March 20, 2018 to all stockholders of record entitled to vote at the meeting.

What am I voting on?

There are two proposals scheduled to be considered and voted on at the Annual Meeting:

•	Proposal 1: Election of seven director nominees listed herein; and

•	Proposal 2: Ratification of the appointment of Deloitte & Touche LLP, as our independent registered public accounting firm for the year ending December 31, 2018.

What is the required vote for approval of each proposal?

Proposal 1: Election of seven director nominees listed herein. The affirmative vote of a majority of the shares entitled to vote that are present in person or by proxy at the Annual Meeting is required for the election of each nominee for director. Abstentions and broker non-votes will have the effect of a vote against the nominees.

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm the year ending December 31, 2018. A majority of the votes cast at the Annual Meeting in person or by proxy is required for the auditor ratification proposal. Abstentions, if any, will not affect the outcome of this proposal. Your shares may be voted on for this proposal if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares as follows:

•	FOR the election of each of the seven director nominees listed herein; and

•	FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2018.

Who can vote?

Holders of record of our shares of common stock as of the close of business on March 15, 2018 (the “Record Date”) will be entitled to vote at the Annual Meeting. As of the Record Date, there were 163,218,275 Class S Shares (“Class S”), 9,741,552 Class T Shares (“Class T”), 6,823,284 Class D Shares (“Class D”), and 47,020,960 Class I Shares (“Class I”) of common stock issued and outstanding for a total of 226,804,071 shares of our common stock issued and outstanding. You are entitled to one vote for each share you held as of the Record Date.

How do I vote if I am a registered stockholder?

If you are a registered stockholder (that is, if your shares are registered on our records in your name and not in the name of your broker or nominee), you may authorize a proxy to vote your shares in any of the following ways described below, or in person by attending the Annual Meeting:

•	via the Internet by going to www.proxydocs.com/BREIT and following the on-screen directions. Please have your proxy card in hand when accessing the website, as it contains a 12-digit control number required to record your voting instructions via the Internet;

•	by phone by calling the number listed on the proxy card, (866) 286-3108, and following the recorded instructions. You will need the 12-digit control number included on your proxy card in order to record your voting instructions by telephone; or

•	by mail by marking, signing, dating and returning the enclosed proxy card.

If you authorize a proxy by telephone or Internet, you do not need to mail your proxy card. See the attached proxy card for more instructions on how to vote your shares.

All proxies that are properly executed and received by our Secretary prior to the Annual Meeting, and are not revoked, will be voted at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we urge you to return your proxy card or submit a proxy by telephone or via the Internet to assure the representation of your shares at the Annual Meeting.

How do I vote if I hold my shares in “street name”?

If your shares are held by your bank or broker as your nominee (in “street name”), you should receive a proxy or voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.

If your shares are held in street name and you wish to attend the Annual Meeting and/or vote in person, you must bring your broker or bank voting instruction card and a proxy, executed in your favor, from the record holder of your shares. In addition, you must bring valid government-issued photo identification, such as a driver’s license or a passport.

How can I authorize a proxy to vote over the Internet or by telephone?

To authorize a proxy to vote electronically via the Internet, go to www.proxydocs.com/BREIT and follow the instructions. Please have your proxy card in hand when accessing the website, as it contains a 12-digit control number required record your voting instructions via the Internet.

If you have access to a touch-tone telephone, you may authorize your proxy by dialing (866) 286-3108 and following the recorded instructions. You will need the 12-digit control number included on your proxy card in order to record your voting instructions by telephone.

You can authorize a proxy to vote via the Internet or by telephone at any time prior to 11:59 p.m., Eastern Daylight Time, June 10, 2018, the day before the Annual Meeting.

What if I return my proxy but do not mark it to show how I am voting?

If you submit a signed proxy without indicating your vote on any matter, the designated proxies will vote to elect all seven director nominees as directors and to approve the ratification of the appointment of Deloitte as our independent registered public accounting firm for 2018.

What if other matters come up at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented for consideration at the meeting or any adjournment or postponement thereof and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Can I change my vote or revoke my proxy after I authorize my proxy?

Yes. At any time before the vote on a proposal, you can change your vote either by:

•	executing or authorizing, dating and delivering to us a new proxy with a later date that is received no later than June 10, 2018;

•	authorizing a proxy again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Daylight Time, on June 10, 2018;

•	sending a written statement revoking your proxy card to our Secretary or any corporate officer of the Company, provided such statement is received no later than June 10, 2018; or

•	attending the Annual Meeting, revoking your proxy and voting your shares in person.

Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.

Proxy revocation notices should be sent to Blackstone Real Estate Income Trust, Inc., 345 Park Avenue, New York, New York 10154, Attention: Secretary. New paper proxy cards should be sent to Mediant Communications, P.O. Box 8035, Cary, NC 27512-9916.

How do I vote my shares in person at the Annual Meeting?

First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a stockholder of record as of the close of business on the Record Date, and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your proof of stock ownership. You may vote shares held in “street name” at the Annual Meeting only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to authorize a proxy to vote your shares in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Do I need a ticket to be admitted to the Annual Meeting?

You will need your proof of identification along with proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your stock ownership, such as a bank or brokerage account statement.

Do I also need to present identification to be admitted to the Annual Meeting?

Yes, all stockholders must present a form of personal identification in order to be admitted to the Annual Meeting.

NO CAMERAS, RECORDING EQUIPMENT, ELECTRONIC DEVICES, LARGE BAGS, BRIEFCASES OR PACKAGES WILL BE PERMITTED AT THE ANNUAL MEETING.

What constitutes a quorum?

We will convene the Annual Meeting if stockholders representing the required quorum of shares of our common stock entitled to vote either sign and return their paper proxy cards, authorize a proxy to vote electronically or telephonically or attend the meeting. The presence, either in person or by proxy, at the Annual Meeting of at least 50% of all the votes entitled to be cast on any matter will constitute a quorum. If a quorum is not present at the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to a date not more than 120 days from the original Record Date for the Annual Meeting without notice other than an announcement at the Annual Meeting. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes and abstentions will also be considered present for the purpose of determining whether we have a quorum.

A “broker non-vote” occurs when a broker does not vote on a matter on the proxy card because the broker does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.

Who will count the votes?

Representatives of Mediant Communications (“Mediant”), our solicitor, will count the votes and will serve as the independent inspector of election.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and then disclose the final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the date of the Annual Meeting.

How can I get additional copies of this Proxy Statement or other information filed with the SEC relating to this solicitation?

You may obtain additional copies of this Proxy Statement by calling our solicitor, Mediant, toll-free at (844) 371-1438.

Where can I get more information about Blackstone Real Estate Income Trust?

In connection with this solicitation, we have provided you with our Annual Report that contains our audited financial statements. We also file reports and other documents with the SEC. You can view these documents at the SEC’s website, www.sec.gov. You can also find more information on our website, www.breit.com.

How is this solicitation being made?

This solicitation is being made primarily by the mailing of these proxy materials. Supplemental solicitations may be made by mail or telephone by our officers and representatives, who will receive no extra compensation for their services. The expenses in connection with this solicitation, including preparing and mailing these proxy materials, will be borne by us. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock. We have hired Mediant to assist us in the distribution of our proxy materials and for the solicitation of proxy votes. We will pay Mediant customary fees and expenses for these services of approximately $23,000.

Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Will my vote make a difference?

Yes. Your vote is needed to ensure that the proposals can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes. We encourage you to participate in the governance of our company.

PROPOSAL 1 — ELECTION OF DIRECTORS

There are currently seven members of the Board of Directors. On March 14, 2018, the Board of Directors, upon recommendation of its Nominating and Corporate Governance Committee, unanimously nominated the seven directors listed below for re-election to the Board of Directors at the Annual Meeting. All of the nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our Board of Directors, unless the Board of Directors acts to reduce the size of the Board of Directors in accordance with our Bylaws. The Board of Directors has no reason to believe that any such nominees will be unable or unwilling to serve.

Nominees for Election as Directors

The names, ages as of March 20, 2018 and existing positions with us of the nominees are as follows:

Name	Age	Position
Frank Cohen	45	Chairman of the Board and Chief Executive Officer
A.J. Agarwal	51	President and Director
Wesley LePatner	36	Chief Operating Officer and Director
Raymond J. Beier	61	Independent Director
Richard I. Gilchrist	72	Independent Director
Field Griffith	64	Independent Director
Edward Lewis	77	Independent Director

The name, principal occupation for the last five years, selected biographical information and the period of service as our director of each of the nominees are set forth below.

Frank Cohen has been Chairman of the Board and the Chief Executive Officer of the Company since July 2016. He is a Senior Managing Director with Blackstone based in New York. He is the Global Head of Core+ Real Estate and a member of the Blackstone Real Estate Investment Committee. Since joining Blackstone in 1996, Mr. Cohen has been involved in over $100 billion of real estate transactions. He has been involved with many of Blackstone’s notable investments, including Equity Office Properties, CarrAmerica Realty, Trizec Properties and IndCor Properties. Mr. Cohen received a BA from Northwestern University, where he graduated from the Honors Program in Mathematical Methods in the Social Sciences, with a double major in political science. He serves as a director for several private Blackstone portfolio companies, including Equity Office Properties, and served as a director for Hudson Pacific Properties (NYSE: HPP) from 2015 until 2017. He is also a Trustee of the Urban Land Institute and on the WCAS Board of Visitors at Northwestern University. Mr. Cohen is a valuable member of our board of directors because of his vast real estate experience, his history with Blackstone and his leadership of Blackstone Real Estate’s global Core+ business.

A.J. Agarwal has been a director and the President of the Company since December 2015. He is a Senior Managing Director in Blackstone Real Estate and leads Blackstone’s U.S. Core+ real estate business. Prior to launching and leading Blackstone’s Core+ real estate business in 2014, Mr. Agarwal was co-head of U.S. Acquisitions for Blackstone’s opportunistic real estate business and oversaw more than $15 billion of equity commitments and $50 billion of transactions across all real estate asset classes. In addition to leading the Brixmor and Extended Stay Hotels IPOs, he was directly involved with and led investments across all sectors, including Blackstone’s investment in malls through General Growth Properties, limited service hotels through Apple REIT 6 and Extended Stay Hotels, luxury hotels through Hotel del Coronado, shopping centers through Brixmor and multiple other grocery-anchored portfolios, and office buildings such as One Market Plaza in San Francisco. Based in New York, Mr. Agarwal joined Blackstone in 1992 and is a member of Blackstone’s Real Estate Investment Committee. Mr. Agarwal has served as a board member, President and Senior Managing Director at BRE Select Hotels Corp since May 2013. Mr. Agarwal graduated from Princeton University, where he graduated magna cum laude and Phi Beta Kappa, and received his MBA from Stanford University Graduate School of Business. Mr. Agarwal is a valuable member of our board of directors because of his vast real estate and investment experience, his history with Blackstone and his oversight of Blackstone Real Estate’s U.S. Core+ business.

Wesley LePatner has been a director and the Chief Operating Officer of the Company since July 2016. She is a Senior Managing Director with Blackstone Real Estate and serves as the Chief Operating Officer of the global Core+ business. Before joining Blackstone in 2014, Mrs. LePatner spent 11 years at Goldman Sachs, most recently as a Managing Director and the Chief Operating Officer of the Real Estate Investment Group within the Asset Management Division. Prior to that, Mrs. LePatner worked in Goldman Sachs’ Real Estate Principal Investment Area and the Real Estate Investment Banking Group. Mrs. LePatner received a BA from Yale University, summa cum laude and Phi Beta Kappa. Mrs. LePatner is a valuable member of our board of directors because of her extensive real estate operations experience and her history with Blackstone.

Raymond J. Beier has been a director of the Company since July 2016. He was a partner in the financial services practice at PricewaterhouseCoopers LLP, having been with the firm from 1993 to 2016. Mr. Beier has extensive experience in financial reporting matters relating to mergers, acquisitions and corporate finance transactions. Mr. Beier served in a variety of roles at PricewaterhouseCoopers LLP, including as a member of the National Office leadership team responsible for its strategic policy and analysis group and as a senior partner in the transaction services group. Mr. Beier also served on various PricewaterhouseCoopers committees, including the Global Private Equity Committee and the Extended Leadership Committee. He received a BS in Accounting, summa cum laude, from the University of Minnesota—Duluth and an MBA from the University of Minnesota—Carlson School of Management. Mr. Beier is a valuable member of our board of directors because of his extensive experience with accounting and financial reporting matters.

Richard I. Gilchrist has been a director of the Company since July 2016. He currently is Senior Advisor responsible for acquisitions and investments at The Irvine Company, a privately-held real estate investment company, a position he has held since July 2011 after having served as President of its Investment Properties Group from 2006 to 2011. He served as President and Co-Chief Executive Officer and on the board of directors of Maguire Properties, Inc., a publicly-held REIT, from 2002 to 2006. From 1997 to 2001, Mr. Gilchrist served as Chief Executive Officer, President and member of the board of directors of Commonwealth Atlantic Properties, a privately-held REIT. From 1995 to 1997, he served as the Co-Chairman and Managing Partner of CommonWealth Partners, a real estate company he co-founded. He currently serves on the board of directors of three publicly-traded REITs, Spirit Realty Capital, Inc. (NYSE: SRC), Ventas, Inc. (NYSE: VTR) and TIER REIT, Inc. (NYSE: TIER). He serves as lead independent director and on the compensation committee of Spirit Realty Capital, Inc., on the compensation and nominating committees of Ventas, Inc. and on the compensation and nominating committees and as Chairman of the board of TIER REIT, Inc. He has previously served as a director of BioMed Realty Trust, Inc. (NYSE: BMR) from 2007 to 2014 and Nationwide Health Properties, Inc. from 2008 to 2011. Mr. Gilchrist is a member of the Whittier College Board of Trustees and served as its Chairman from 2003 to 2011 where he received his BA in 1968. He is also a member of the Advisory Board of the University of California, Los Angeles Law School, where he earned a JD in 1971. Mr. Gilchrist’s extensive experience in the real estate industry, including having served as an executive officer of several REITs, his knowledge and experience in internal and external risk oversight, and his experience as a member of the board of directors of three public REITs gives him unique insight into our investment activities.

Field Griffith has been a director of the Company since July 2016. He also currently serves as a non-executive director on the board of The Forest Company Limited and as a director for the Prime Property Fund LLC and the board of Tedford Housing, Inc., a non-profit entity focused on homelessness-related services. Mr. Griffith was most recently employed full time as the Director of Real Assets Investments for the Virginia Retirement System from 2004 to 2016 where he was responsible for managing all aspects of the System’s global real estate, infrastructure and natural resource portfolios. The global real estate portfolio consisted of publicly- and privately-traded equity and debt investments in the form of separate accounts, joint ventures, closed-end funds and open-end funds. Mr. Griffith was also a member of the management committee of the Virginia Retirement System and was directly involved in the pension fund’s asset allocation and investment management process. From 1999 to 2004, he was a senior executive at BGK Properties (now Gemini Rosemont Commercial Real Estate) and was engaged in real estate portfolio management activities for the private real investment group. From 1985 to 1999, Mr. Griffith was employed in the real estate investment group for UNUM Life Insurance Company engaged in mortgage and equity underwriting, structuring, property acquisitions and asset management oversight, culminating in his role as portfolio manager of the commercial real estate equity group. From 1983-1985, he worked in the real estate investment group at Phoenix Life Insurance Company. Mr. Griffith is a Chartered Financial Analyst and received a B.A. from Beloit College and an M.B.A. from the University of Washington. From 2007 to 2013, he served as a board member of the Pension Real Estate Association. Mr. Griffith is a valuable member of our board of directors because of his extensive experience with real estate investments.

Edward Lewis has been a director of the Company since July 2016. From 2000 until February 2017, he was Senior Advisor to Solera Capital, a private equity firm. In 1969, he co-founded Essence Communications Partners, a multimedia company targeting African-American women, serving as CEO, publisher and Chairman for 35 years. He is a member of the Board of Directors of the New York Academy of Medicine. Previously, he served on the boards of Great Atlantic & Pacific Tea Company, Inc. (NYSE: GAP), the Apollo Theater Foundation, the Boys and Girls Clubs of America and the Economic Club of New York. He also served as chairman of the Magazine Publishers of America from 1997 to 1999, becoming the first African-American to hold this position in the 75-year history of the organization. He received a BA and MA in Political Science and International Affairs from the University of New Mexico. Mr. Lewis is a valuable member of our board because of his experience as founder and chairman of Essence Communications, as well as the skills he gained during his active board service to a number of diverse organizations.

VOTING RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

The Board of Directors; Committees

Our business is managed by our Adviser, subject to the oversight and direction of our Board of Directors. Our Board of Directors has seven members and is currently comprised of Messrs. Cohen, Agarwal, Beier, Gilchrist, Griffith and Lewis and Mrs. LePatner.

Director Independence

Our Corporate Governance Guidelines and committee charters require a majority of the members of our Board of Directors, and all members of our Audit Committee, Affiliate Transaction Committee, Compensation Committee and the Nominating and Corporate Governance Committee to be “independent” directors in accordance with the criteria in our Charter, Bylaws, the applicable rules of the SEC and the listing standards of the New York Stock Exchange (“NYSE”). Based upon its review, our Board of Directors has affirmatively determined that each of Messrs. Beier, Gilchrist, Griffith and Lewis are “independent” members of our Board of Directors under all applicable standards for independence, including with respect to committee service on our Audit Committee, Affiliate Transaction Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Our Charter provides that a majority of our directors must be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of a successor independent director. Our Charter defines an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with Blackstone or our Adviser. A director is deemed to be associated with Blackstone or our Adviser if he or she owns any interest (other than an interest in us or an immaterial interest in an affiliate of us) in, is employed by, is an officer or director of, or has any material business or professional relationship with Blackstone, our Adviser or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by Blackstone or advised by our Adviser. A business or professional relationship will be deemed material per se if the gross income derived by the director from Blackstone, the Adviser or any of their affiliates exceeds 5% of (1) the director’s annual gross income derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect association is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with Blackstone, our Adviser or any of their affiliates or us. Our Charter requires that a director have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a director. Our Charter also requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience.

Board of Directors Composition

The Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow it to satisfy its oversight responsibilities effectively. In that regard, the Nominating and Corporate Governance Committee is responsible for recommending candidates for directorships to be elected at each annual meeting or to fill vacancies or newly created directorships that occur between meetings. Only independent directors may nominate replacements for vacancies in the independent director positions. In identifying candidates, the Nominating and Corporate Governance Committee will review all nominees for director in accordance with the requirements and qualifications contained in the Company’s Corporate Governance Guidelines and recommend that the Board of Directors select those nominees whose attributes the Nominating and Corporate Governance Committee believes would be most beneficial to us. In identifying candidates for membership on the Board of Directors, the Nominating and Corporate Governance Committee takes into account (i) minimum individual qualifications, such as personal integrity and moral character, willingness to apply sound business judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board of Directors and

(ii) any other factors it considers appropriate. While our Corporate Governance Guidelines do not include an express diversity policy, one factor that the Board and Nominating and Corporate Governance Committee consider is the importance to the Company of racial and gender diversity in board composition.

Director nominees may be nominated by our stockholders in accordance with the advance notice requirements contained in our Bylaws. See “Stockholder Proposals for the 2019 Annual Meeting” for more information regarding the advance notice requirements contained in our Bylaws. Our Board of Directors also will consider recommendations made by our stockholders. See “Corporate Governance—Stockholder Nominations and Communications Policy” for more information with respect to the consideration of candidates recommended by stockholders for election as directors.

Our Board of Directors currently has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Affiliate Transaction Committee. The current written charters for each of these committees are available on our website, www.breit.com, under the “Governance” tab.

Audit Committee

The Audit Committee is currently comprised of Messrs. Beier, Gilchrist and Lewis, with Mr. Beier serving as the committee’s chairperson. All Audit Committee members are “independent,” consistent with the qualifications set forth in the listing standards of the NYSE, our Charter and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to boards of directors in general and audit committees in particular. Mr. Beier is qualified as an audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K under the Exchange Act. The Audit Committee’s primary duties are described in the Audit Committee charter and include:

•	appointing, retaining, determining the compensation of, overseeing, evaluating and, where appropriate, replacing our independent registered public accounting firm, including overseeing the qualifications and independence of our independent auditors;

•	assisting the Board of Directors in overseeing our accounting and financial reporting processes;

•	overseeing the quality and integrity of the Company’s financial statements and internal controls, including audits of our financial statements;

•	assisting the Board of Directors in overseeing the performance of our internal and independent auditors;

•	assisting with the Company’s compliance with legal and regulatory requirements and overall risk management profile; and

•	preparing the report of the Audit Committee required by the rules of the SEC to be included in the Company’s annual stockholders’ meeting Proxy Statement.

The Audit Committee has adopted procedures for the processing of complaints relating to accounting, internal control and auditing matters. The Audit Committee oversees the review and handling of any complaints submitted pursuant to the forgoing procedures and of any whistleblower complaints subject to Section 21F of the Exchange Act.

Affiliate Transaction Committee

The Affiliate Transaction Committee is currently comprised of Messrs. Beier, Gilchrist, Griffith and Lewis with Mr. Gilchrist serving as the committee’s chairperson. All Affiliate Transaction Committee members are “independent,” consistent with the qualifications set forth in our Charter and the listing standards of the NYSE applicable to boards of directors. The primary purpose of the Affiliate Transaction Committee is to review transactions between us and Blackstone or its affiliates (including our Adviser) or with related persons and to determine if the resolution of the conflict of interest is fair and reasonable to us and our stockholders.

The Affiliate Transaction Committee is responsible for reviewing and approving the terms of transactions between us and Blackstone or its affiliates (including our Adviser) or any member of our Board of Directors. Generally, we may enter into transactions with Blackstone, our Adviser, our directors, and their respective affiliates only if a majority of our Board of Directors, and a majority of the Affiliate Transaction Committee (which is comprised of each of our independent directors), not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. The Affiliate Transaction Committee is also responsible for reviewing the Adviser’s performance and the fees and expenses paid by us to the Adviser and its affiliates.

Compensation Committee

The Compensation Committee is currently comprised of Messrs. Beier, Griffith and Lewis, with Mr. Griffith serving as the committee’s chairperson. All Compensation Committee members are “independent,” consistent with the qualifications set forth in our Charter and the listing standards of the NYSE applicable to boards of directors in general and compensation committees in particular.

We are externally managed by the Adviser pursuant to an advisory agreement (the “Advisory Agreement”) and currently we have no employees. We do not directly compensate our executive officers, or reimburse the Adviser or its affiliates for the salaries, bonuses, benefits and severance payments for persons who also serve as our executive officers. The Compensation Committee’s primary duties are described in its charter and include:

•	to the extent that we award compensation and/or any other employee benefits to our Chief Executive Officer (“CEO”), reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating the performance of our CEO in light of those goals and objectives, and either as a committee or together with the other independent directors (as directed by our Board of Directors) to determine and approve our CEO’s compensation based on this evaluation;

•	to the extent that the Company awards compensation and/or any other employee benefits to non-CEO management, considering the recommendations of the CEO with respect to such non-CEO management’s compensation and determining and approving such compensation and/or other employee benefits or recommending that the Board of Directors approve such compensation and/or other employee benefits;

•	to the extent that we award incentive compensation and/or equity-based compensation directly to our employees, if any, or the employees of any external advisor, or to such advisor’s affiliates or any of their respective employees, reviewing and making recommendations to our Board of Directors with respect to such incentive compensation plans and equity-based compensation plans or any material changes to any such existing plans and discharging and administering its responsibilities under any such plans as required by the terms thereof;

•	to the extent that we are required or elect to include a compensation discussion and analysis (“CD&A”) in our annual proxy statement, overseeing the preparation of the CD&A and related disclosures for inclusion in our annual report or proxy statement in accordance with the rules of the SEC;

•	to the extent that we are required or elect to include a CD&A in our annual proxy statement, preparing and approving any Compensation Committee report required to be included in our annual report or proxy statement in accordance with applicable SEC regulations;

•	to the extent that we administer and/or manage executive compensation programs, periodically reviewing, as and when determined appropriate, executive compensation programs and total compensation levels;

•	reviewing and making recommendations to our Board of Directors concerning compensation arrangements for members of our Board of Directors who are not employees of the Company, the Adviser or any of its affiliates;

•	in consultation with management, overseeing regulatory compliance with respect to compensation matters, including overseeing our policies on structuring compensation programs to preserve tax deductibility, and, as and when required or desired, establishing performance goals and confirming that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

•	reviewing and approving any contracts or other arrangements with our current or former executive officers, including consulting arrangements, employment contracts or severance or termination arrangements; and

•	performing any other duties or responsibilities expressly delegated to the Compensation Committee by our Board of Directors from time to time relating to our compensation programs.

The Compensation Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the sole authority to retain, on terms it deems appropriate, legal counsel and other experts or consultants as it deems appropriate, without obtaining the approval of our Board of Directors or management. The Compensation Committee shall have the sole authority to select and retain a compensation consultant to assist in the evaluation of CEO compensation.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 under the Exchange Act, and (ii) “outside directors” for the purposes of Section 162(m) of the Code.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently comprised of Messrs. Beier, Griffith and Lewis, none of whom were officers or employees of the Company during the fiscal year ended December 31, 2017, and none of whom had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or our Compensation Committee during the fiscal year ended December 31, 2017.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of Messrs. Gilchrist, Griffith and Lewis, with Mr. Lewis serving as the committee’s chairperson. All Nominating and Corporate Governance Committee members are “independent,” consistent with the qualifications set forth in our Charter and the listing standards of the NYSE.

Among other things, the Nominating and Corporate Governance Committee is responsible for (i) assisting our Board of Directors in identifying individuals qualified to become members of our Board of Directors; (ii) recommending candidates to our Board of Directors to fill vacancies on the Board; (iii) recommending committee assignments for directors to the full Board; (iv) periodically assessing the performance of our Board of Directors; (v) reviewing and recommending appropriate corporate governance policies and procedures to our Board of Directors; and (vi) reviewing and monitoring our Code of Business Conduct and Ethics, and any other corporate governance policies and procedures we may have from time to time.

More specifically, the Nominating and Corporate Governance Committee is responsible for reviewing, on an annual basis, the requisite skills and characteristics of individual members of the Board of Directors, as well as the composition of the Board as a whole, in the context of our needs. The Nominating and Corporate Governance Committee will review all nominees for director, including those recommended by stockholders, in accordance with requirements and qualifications set forth in our Corporate Governance Guidelines and will recommend that the Board of Directors select those nominees whose attributes it believes would be most beneficial to us. This review involves an assessment of the personal qualities and characteristics, accomplishments and business reputation of director candidates. The Nominating and Corporate Governance Committee will assess candidates’ qualifications based on the following minimum criteria, which may be modified from time to time by the Nominating and Corporate Governance Committee:

•	demonstrated personal integrity and moral character;

•	willingness to apply sound and independent business judgment for the long-term interests of stockholders;

•	relevant business or professional experience, technical expertise or specialized skills;

•	personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative board responsive to the Company’s needs; and

•	ability to commit sufficient time to effectively carry out the substantial duties of a director.

Meetings

Directors are expected to attend Board meetings and meetings of the committees on which they serve, to spend the time needed and to meet as frequently as necessary, in order to discharge their responsibilities properly. Our Board of Directors conducts its business through meetings of the Board of Directors, actions taken by written consent in lieu of meetings and by actions of its committees. During the fiscal year ended December 31, 2017, the Board of Directors held eight meetings, the Audit Committee held three meetings, the Affiliate Transaction Committee held six meetings, the Compensation Committee held one meeting and the Nominating and Corporate Governance Committee held one meeting. Each director attended at least 75% of the combined number of meetings of the Board of Directors and meetings of committees on which he or she served during the period in 2017 in which he or she served as a director or member of such committee, as applicable.

We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. Six of our directors were present, in person or telephonically, at our initial (but adjourned) 2017 annual meeting of stockholders, and five our directors were present, in person or telephonically, at the reconvened 2017 annual meeting of stockholders.

Executive Sessions

Our non-management directors periodically hold executive sessions at which management is not present. Our Corporate Governance Guidelines provide that the presiding independent director, if any, or a director designated by the non-management directors shall serve as such presiding director.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors has structured itself in a manner that it believes allows it to perform its oversight function effectively. A majority of our directors are independent pursuant to the definition of independence established by our Charter and the standards of the NYSE.

Frank Cohen currently serves as Chairman of the Board of Directors and Chief Executive Officer. In his capacity as Chairman of the Board of Directors and Chief Executive Officer, Mr. Cohen leads the investment strategy of the Company and is responsible for managing the day-to-day operations of the Company.

The Board of Directors determined that combining the Chief Executive Officer and Chairman positions is the appropriate leadership structure for the Company at this time. The Board of Directors is of the view that ‘‘one-size’’ does not fit all, the evidence does not demonstrate that any one leadership structure is more effective at creating long-term stockholder value and the decision of whether to combine or separate the positions of Chief Executive Officer and Chairman will vary company to company and depend upon a company’s particular circumstances at a given point in time. Accordingly, the Board of Directors carefully considers from time to time whether the Chief Executive Officer and Chairman positions should be combined based on what the Board of Directors believes is best for the Company and its stockholders.

As with every business, we confront and must manage various risks including financial and economic risks related to the performance of our portfolio and how our investments have been financed. Pursuant to our Charter and Bylaws and the Maryland General Corporation Law, our business and affairs are managed under the direction of our Board of Directors. Our Adviser is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for establishing broad corporate policies for our overall operation and for the direction and oversight of our risk management. Members of our Board of Directors keep informed of our business by participating in meetings of our Board of Directors and its committees, by reviewing analyses, reports and other materials provided to them by and through discussions with our Adviser and our executive officers.

In connection with their oversight of risks to our business, our Board of Directors and the Audit Committee consider feedback from our Adviser concerning the risks related to our business, operations and strategies. The Audit Committee also assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Affiliate Transaction Committee manages risks associated with the independence of the independent directors and potential conflicts of interest involving our Adviser and its affiliates. The Compensation Committee and the Nominating and Corporate Governance Committee assist the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and risks associated with board organization, membership and structure, succession planning and corporate governance. On an annual basis, our independent directors will review the compensation policies and practices applicable to our Adviser that could affect our assessment of risk and risk management. Our compensation policies and practices, pursuant to which we pay no cash compensation to our Adviser’s officers and employees since they are compensated by our Adviser or its affiliates, do not create risks that are reasonably likely to have a material adverse effect on us. With respect to cybersecurity risk oversight, the Board and/or the Audit Committee receive periodic reports and/or updates from management on the primary cybersecurity risks facing the Company and our Adviser and the measures the Company and our Adviser are taking to mitigate such risks. In addition to such reports, the Board and/or the Audit Committee receive updates from management as to changes to the Company’s and the Adviser’s cybersecurity risk profile or certain newly identified risks.

Corporate Governance

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees (if any), and to all of the officers and employees of the Adviser, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics, as it relates to those also covered by Blackstone’s code of conduct, operates in conjunction with, and in addition to, Blackstone’s code of conduct. Our Code of Business Conduct and Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics. Our Code of Business Conduct and Ethics is available on our website, www.breit.com, under the “Governance” tab.

Any waiver of the Code of Business Conduct and Ethics may be made only by our Board or the Audit Committee and will be promptly disclosed as required by law. Any modifications to the Code of Business Conduct and Ethics will be reflected on our website.

Corporate Governance Guidelines

We have also adopted Corporate Governance Guidelines to advance the functioning of our Board of Directors and its committees and to set forth our Board of Directors’ expectations as to how it and they should perform its and their respective functions. Our Corporate Governance Guidelines are available on our website, www.breit.com, under the “Governance” tab.

Stockholder Nominations and Communications Policy

Our Board of Directors has adopted policies with respect to the consideration of candidates recommended by stockholders for election as directors and stockholder and interested-party communications with the Board of Directors.

Stockholders may communicate with the Board of Directors or any of its directors, and stockholders may also recommend director nominees for consideration by the Nominating and Corporate Governance Committee by directing the applicable communication in writing to our Secretary at: Secretary, Stockholder Communications/ Stockholder Nominations, Blackstone Real Estate Income Trust, Inc., 345 Park Avenue, New York, New York 10154. The sender should indicate in the address whether it is intended for the entire Board of Directors, a committee of the Board of Directors or an individual director. Each communication will be forwarded to the intended recipients in accordance with the instructions provided.

Stockholder nomination submissions should include the name of the candidate, a current resume and curriculum vitae of the candidate and a statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares that are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate. Director nominees may be nominated by our stockholders in accordance with our Bylaws and in accordance with the advance notice requirements contained in our Bylaws. See “Stockholder Proposals for the 2019 Annual Meeting” for more information regarding the advance notice requirements contained in our Bylaws.

Executive and Senior Officers

The following table sets forth the positions, ages as of March 20, 2018 and selected biographical information for our executive officers. Messrs. Cohen’s and Agarwal’s and Mrs. LePatner’s biographical information is provided in the section of this Proxy Statement entitled “Proposal 1 – Election of Directors.”

Name	Age	Position
Frank Cohen	45	Chairman of the Board and Chief Executive Officer
A.J. Agarwal	51	President and Director
Wesley LePatner	36	Chief Operating Officer and Director
Robert Harper	39	Head of Asset Management
Brian Kim	38	Head of Acquisitions and Capital Markets
Paul D. Quinlan	40	Chief Financial Officer and Treasurer
Karen Sprogis	56	Head of Investor Relations
Leon Volchyok	34	Chief Legal Officer, Chief Compliance Officer and Secretary

Robert Harper has been the Head of Asset Management of the Company since August 2016. He is a Senior Managing Director and the Head of U.S. Asset Management for Blackstone Real Estate. He is based in New York. Since joining Blackstone in 2002, Mr. Harper has been involved in analyzing Blackstone’s real estate equity and debt investments in many property types and has worked on transactions including Hilton Worldwide and Equity Office Properties. Mr. Harper previously worked for Blackstone in both London and Los Angeles. Mr. Harper currently serves as a director of Invitation Homes, Inc. (NYSE: INVH). Prior to joining Blackstone, Mr. Harper worked for Morgan Stanley’s real estate private equity group in Los Angeles and San Francisco. Mr. Harper received a BS from the McIntire School of Commerce at the University of Virginia.

Brian Kim has been the Head of Acquisitions and Capital Markets of the Company since January 2017. He is a Managing Director with Blackstone Real Estate and is based in New York. Since joining Blackstone in 2008, Mr. Kim has played a key role in a number of Blackstone’s investments including the take private and subsequent sale of Strategic Hotels & Resorts, the acquisition of Peter Cooper Village / Stuyvesant Town and the creation of BRE Select Hotels Corp, Blackstone’s select service hotel platform. Prior to joining Blackstone, Mr. Kim worked at Apollo Real Estate Advisors, Max Capital Management Corp. and Credit Suisse First Boston. Mr. Kim has served as a board member, Chief Financial Officer, Vice President and Managing Director of BRE Select Hotels Corp since May 2013 and as a board member of La Quinta Holdings Inc. (NYSE: LQ), a portfolio company of a Blackstone fund, since November 2015. Mr. Kim received an AB in Biology from Harvard College where he graduated with honors.

Paul D. Quinlan has been the Chief Financial Officer and Treasurer of the Company since June 2016. He is a Managing Director and Chief Financial Officer of Blackstone Real Estate based in New York. Mr. Quinlan was previously the CFO for Blackstone Real Estate Debt Strategies and Blackstone Mortgage Trust, Inc. (NYSE: BXMT). Prior to this, he was a member of Blackstone Finance, where he served as Head of Financial Planning & Business Development, with oversight of management and public reporting, as well as strategic acquisitions. Mr. Quinlan also served as the CFO for Blackstone Advisory Partners L.P. Prior to joining Blackstone in 2010, Mr. Quinlan worked at Bank of America Merrill Lynch, focusing on strategic corporate M&A and private equity investments. Mr. Quinlan received a B.S. in Finance cum laude from Georgetown University and an MBA with distinction from the NYU Stern School of Business.

Karen Sprogis has been the Head of Investor Relations of the Company since June 2016. She is a Managing Director in the Investor Relations & Business Development group of Blackstone Real Estate and is based in New York. Since joining Blackstone in 1995, Ms. Sprogis has been involved in the asset management of Blackstone Real Estate’s investments in the U.S. and Canada across various property types and is involved in capital raising efforts for Blackstone Real Estate’s funds. Before joining Blackstone, Ms. Sprogis was a Vice President at Kleinwort Benson, where she was an international equity sales trader. Prior to that, Ms. Sprogis was a Portfolio Manager at JMB Institutional Realty Corporation. Ms. Sprogis received a BS in Accounting from the University of Illinois and an MBA from the University of Chicago.

Leon Volchyok has been the Chief Legal Officer and Chief Compliance Officer of the Company since September 2017, and he has been the Secretary of the Company since June 2016. Mr. Volchyok served as the Chief Securities Counsel of the Company from June 2016 to September 2017. Mr. Volchyok is a Managing Director in Blackstone Real Estate, where he plays a key role in the structuring, launch and operations of the group’s public vehicles, handles the legal affairs for the Blackstone Real Estate Debt Strategies group and is involved in a number of other legal initiatives through Blackstone’s business. Mr. Volchyok also serves as Head of Legal and Compliance for Blackstone Mortgage Trust (NYSE: BXMT) and as Chief Legal Officer, Chief Compliance Officer and Secretary of the Blackstone Real Estate Income Funds. Prior to joining Blackstone in 2013, Mr. Volchyok was a Senior Associate in the Real Estate Capital Markets group at Proskauer Rose LLP since 2008, where he specialized in capital markets transactions and general securities law and corporate governance matters, with a specific focus on REITs and other real estate companies. Mr. Volchyok received a BBA from Baruch College—Zicklin School of Business and a JD from Fordham Law School.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officer Compensation

We are externally managed and currently have no employees. Our executive officers serve as officers of the Adviser and are employees of the Adviser or one or more of its affiliates. Our Advisory Agreement provides that the Adviser is responsible for managing our investment activities, as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Adviser. In addition, we do not reimburse the Adviser for compensation it pays to our executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Adviser’s obligations to us under the Advisory Agreement. Accordingly, the Adviser has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Adviser does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.

Although we do not pay our executive officers any cash compensation, we pay the Adviser the fees described under the heading “Transactions with Related Persons and Certain Control Persons — Our Relationship with Our Adviser and Blackstone — Advisory Agreement.”

Non-Employee Director Compensation

Prior to the third quarter of 2017, our non-employee directors received an annual retainer of $55,000. On August 7, 2017, the Board of Directors approved an increase in the annual retainer for non-employee directors to $90,000, effective in the third quarter of 2017. Each chairperson of the committees of the Board of Directors receives an additional retainer of $10,000. On an annual basis, 75% of the compensation is paid in cash and the remaining 25% is paid in the form of an annual grant of restricted stock based on the then-current per share transaction price of our Class I shares at the time of grant. Restricted stock grants will generally vest one year from the date of grant.

We do not pay our directors additional fees for attending Board or committee meetings. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings (including, but not limited to, airfare, hotel and food). Our directors who are affiliated with the Adviser or Blackstone do not receive additional compensation for serving on the Board of Directors or committees thereof.

The following table sets forth the compensation paid by us to our directors for the fiscal year ended December 31, 2017:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Frank Cohen	—	—	—
A.J. Agarwal	—	—	—
Wesley LePatner	—	—	—
Raymond J. Beier	$55,312.50	$41,250	$96,562.50
Richard I. Gilchrist	$55,312.50	$41,250	$96,562.50
Field Griffith	$55,312.50	$41,250	$96,562.50
Edward Lewis	$55,312.50	$41,250	$96,562.50

(1)	Includes the value of $16,250 in restricted stock granted to each of our independent directors on January 1, 2017, which shares of restricted stock vested on August 15, 2017, one year from our organizational board meeting and was based on the $10.00 per share price of our Class I shares offered in our continuous public offering (the “Offering”) before breaking escrow. Also, includes an additional $25,000 of shares of restricted stock granted to each of our independent directors in August 2017, which shares have not yet vested, based on $10.3092, the then-current per share transaction price of our Class I shares at the time of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of any class of a company’s common stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file. None of the foregoing persons were required to file Section 16(a) forms during the fiscal year ended December 31, 2017 because the Company was not registered pursuant to Section 12 of the Exchange Act.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2017, relating to our equity compensation plans pursuant to which shares of our common stock or other equity securities may be granted from time to time:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	—	$—	—

Equity compensation plans not approved by security holders	—	—	—

Total	—	$—	—

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 15, 2018, information regarding the number and percentage of shares owned by each director, our named executive officers, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of outstanding shares of our common stock. As of March 15, 2018, there were a total of 226,804,071 shares of our common stock issued and outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities that a person has the right to acquire within 60 days. The address for each of the persons named below is in care of our principal executive offices at 345 Park Avenue, New York, NY 10154.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Shares Beneficially Owned
Directors and Named Executive Officers:
Frank Cohen	156,730	*
A.J. Agarwal	145,153	*
Wesley LePatner	20,897	*
Paul D. Quinlan	19,940	*
Raymond J. Beier	4,207	*
Richard I. Gilchrist	4,207	*
Field Griffith	4,207	*
Edward Lewis	4,207	*
All current executive officers and directors as a group (12 persons)	438,131	*

All shares listed in the table above are Class I shares.

*	Represents less than 1%.
(1)	Each of our non-employee directors received a grant of 1,625 restricted Class I shares on January 1, 2017, which vested on August 15, 2017, and a grant of 2,425 restricted Class I shares on August 1, 2017 as part of their annual compensation, which will vest on August 15, 2018. See “Non-Employee Director Compensation.”

Blackstone and its employees, including our executive officers, invested approximately $19.6 million in the Offering as of March 15, 2018.

TRANSACTIONS WITH RELATED PERSONS

AND CERTAIN CONTROL PERSONS

The following describes all transactions during the fiscal year ended December 31, 2017 and currently proposed transactions involving us, our directors, our Adviser, Blackstone and any affiliate thereof.

Our Relationship with Our Adviser and Blackstone

We are externally managed by our Adviser, BX REIT Advisors L.L.C., a Delaware limited liability company, which is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our Board of Directors. The Adviser is an affiliate of Blackstone. All of our officers and directors, other than the independent directors, are employees of Blackstone. We have and will continue to have certain relationships with the Adviser and its affiliates.

Advisory Agreement

We are managed and advised by the Adviser pursuant to the Advisory Agreement that first became effective August 31, 2016; however, we did not commence active operations until January 1, 2017, when we had satisfied the minimum offering requirement in our Offering and our Board of Directors had authorized the release of proceeds from escrow to us.

Pursuant to the Advisory Agreement and subject to the supervision of our Board of Directors, the Adviser is responsible for, among other things:

•	serving as an advisor to us and the Operating Partnership with respect to the establishment and periodic review of our investment guidelines and our and the Operating Partnership’s investments, financing activities and operations;

•	sourcing, evaluating and monitoring our and the Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of our and the Operating Partnership’s assets, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our Board of Directors;

•	with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our and the Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

•	providing us with portfolio management and other related services;

•	serving as our advisor with respect to decisions regarding any of our financings, hedging activities or borrowings; and

•	engaging and supervising, on our and the Operating Partnership’s behalf and at our and the Operating Partnership’s expense, various service providers.

The above summary is provided to illustrate the material functions that the Adviser performs for us and it is not intended to include all of the services that may be provided to us by the Adviser or third parties.

Management Fee

As compensation for its services provided pursuant to the Advisory Agreement, we pay the Adviser a management fee of 1.25% of NAV per annum, payable monthly. Additionally, to the extent that our Operating

Partnership issues Operating Partnership units to parties other than us, our Operating Partnership will pay the Adviser a management fee equal to 1.25% of the NAV of the Operating Partnership attributable to such Operating Partnership units not held by us per annum payable monthly. In calculating our management fee, we use our NAV before giving effect to accruals for the management fee, the performance participation allocation described below, stockholder servicing fees or distributions payable on our shares. The management fee can be paid at the Adviser’s election, in cash, Class I shares or Class I units of our Operating Partnership. The Adviser waived its management fee through June 30, 2017 and, to date, it has received the management fee payable after such date in Class I shares. During the fiscal year ended December 31, 2017 the Adviser was issued 664,411 Class I shares as payment for $7.0 million of management fees. We issued the Advisor an additional 180,215 Class I shares as payment of an additional $1.9 million of management fees accrued as of December 31, 2017.

Performance Participation

So long as the Advisory Agreement has not been terminated, BREIT Special Limited Partner L.P. (the “Special Limited Partner”), a wholly owned subsidiary of Blackstone, holds a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined in our prospectus for the Offering). Such allocation is made annually and accrues monthly. During the fiscal year ended December 31, 2017, the Special Limited Partner earned a performance participation interest of $17.0 million, which amount was paid to the Special Limited Partner in the form of approximately 1.6 million Class I Operating Partnership units, effective January 1, 2018.

Expense Reimbursements

Under the Advisory Agreement, and subject to the limitations described below under the heading “Reimbursement by the Adviser,” our Adviser is entitled to reimbursement of all costs and expenses incurred by it or its affiliates on our behalf, provided that the Adviser is responsible for the expenses related to any and all personnel of the Adviser who provide investment advisory services to us pursuant to the Advisory Agreement (including, without limitation, each of our executive officers and any directors who are also directors, officers or employees of the Adviser or any of its affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel. Without limiting the generality of the foregoing, costs eligible for reimbursement include out-of-pocket costs and expenses the Adviser incurs in connection with the services it provides to us related to (1) legal, accounting and printing fees and other expenses attributable to our organization, preparation of our registration statements, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by the Adviser, (2) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, and (4) out-of-pocket expenses in connection with the selection, evaluation, structuring, acquisition, origination, financing and development of properties and real estate-related securities, whether or not such investments are acquired. Such out-of-pocket costs and expenses also include expenses relating to compliance-related matters and regulatory filings relating to our activities.

The Adviser may retain, for and on our behalf, and at our sole cost and expense, such service providers as it deems necessary or advisable in connection with the management and operations of our company, which may include affiliates of the Adviser, provided that any such services may only be provided by affiliates to the extent such services are approved by a majority of our Board of Directors (including a majority of the independent directors) not otherwise interested in such transactions as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

During the fiscal year ended December 31, 2017, we reimbursed the Adviser $0.2 million for such expenses incurred on our behalf.

Organization and Offering Costs

The Adviser advanced all of our organization and offering expenses (“O&O Expenses”) (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding upfront selling commissions, dealer manager fees and the stockholder servicing fee) on our behalf through December 31, 2017, the first anniversary of the date as of which we broke escrow for our Offering. We will reimburse the Adviser for all such advanced expenses ratably in 60 equal monthly installments following December 31, 2017. Beginning January 1, 2018, we will reimburse the Adviser for any O&O Expenses that it incurs on our behalf as and when incurred. Through December 31, 2017, we did not reimburse the Adviser for O&O Expenses.

Term and Termination Rights under the Advisory Agreement

Our Advisory Agreement was renewed on August 7, 2017 and has a one-year term expiring August 31, 2018, subject to further renewals by our Board of Directors for an unlimited number of successive one-year periods. The Advisory Agreement may be terminated (1) immediately by us (i) for “cause,” (ii) upon the bankruptcy of the Adviser or (iii) upon a material breach of the Advisory Agreement by the Adviser, (2) upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors or (3) upon 60 days’ written notice by the Adviser. “Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Adviser under the Advisory Agreement.

In the event the Advisory Agreement is terminated, the Adviser will be entitled to receive its prorated management fee through the date of termination. In addition, upon the termination or expiration of the Advisory Agreement, the Adviser will cooperate with us and take all reasonable steps requested to assist our Board of Directors in making an orderly transition of the advisory function.

Reimbursement by the Adviser

Commencing with the four fiscal quarters ended March 31, 2018, the Adviser will reimburse us for any expenses that cause our “total operating expenses” in any four consecutive fiscal quarters to exceed the greater of: (1) 2% of our “average invested assets” and (2) 25% of our “net income”.

To the extent that our total operating expenses exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient, the Adviser will not be required to reimburse us. Within 60 days after the end of any fiscal quarter for which our total operating expenses for the four consecutive fiscal quarters then ended exceed these limits and our independent directors approve such excess amount, we will send our stockholders a written disclosure of such fact, or will include such information in our next quarterly report on Form 10-Q or in a current report on Form 8-K filed with the SEC, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. In addition, our independent directors will review at least annually the total fees and expense reimbursements for operating expenses paid to the Adviser and the Special Limited Partner to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs.

For purposes of these limits, (1) “total operating expenses” are all costs and expenses paid or incurred by us, as determined under generally accepted accounting principles, including the management fee and the performance participation, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) property-level expenses incurred at each property, (iii) interest payments, (iv) taxes, (v) non-cash expenditures such as depreciation, amortization and bad debt reserves, (vi) incentive fees paid in compliance with our Charter, (vii) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired, (viii) real estate commissions on the sale of property and (ix) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property); (2) “average invested assets” is the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and loans secured by real estate, including all properties, mortgages and real estate-related securities and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period; and (3) “net income” is our total revenues less the total expenses excluding additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves. For the fiscal year ended December 31, 2017, our total operating expenses were 1.5% and 90%, respectively, of each of our average invested assets and our net income.

Independent Directors’ Review of Compensation

Our independent directors evaluate at least annually whether the compensation that we contract to pay to the Adviser is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our Charter. Our independent directors supervise the performance of the Adviser and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation is based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:

•	the amount of fees paid to the Adviser in relation to the size, composition and performance of our investments;

•	the success of the Adviser in generating investments that meet our investment objectives;

•	rates charged to other externally advised REITs and other similar investment entities by advisors performing similar services;

•	additional revenues realized by the Adviser and its affiliates through their advisory relationship with us (including the performance participation allocation paid to the Special Limited Partner);

•	the quality and extent of the services and advice furnished by the Adviser;

•	the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by the Adviser for its own account.

Dealer Manager Agreement

We entered into a Dealer Manager Agreement with Blackstone Advisory Partners L.P., an affiliate of our Adviser (the “Dealer Manager”), in connection with the Offering, pursuant to which the Dealer Manager agreed to, among other things, manage our relationships with third-party broker-dealers engaged by the Dealer Manager to participate in the distribution of shares of our common stock, which we refer to as “participating broker-dealers,” and financial advisors. The Dealer Manager serves as the dealer manager for the Offering. The Dealer Manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the Offering, our investment strategies, material aspects of our operations and subscription procedures. The Dealer Manager is a registered broker-dealer affiliated with the Adviser.

Upfront Selling Commissions and Dealer Manager Fees

The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in our primary offering; however such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class D or Class I shares or shares of any class sold pursuant to our distribution reinvestment plan. The Dealer Manager anticipates that all or a portion of the upfront selling commissions and dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

During the year ended December 31, 2017, we paid $16.5 million in upfront selling commissions and upfront dealer manager fees to the Dealer Manager. For the fiscal year ended December 31, 2017, the costs of raising capital in our primary offering and our distribution reinvestment plan, which represent all upfront selling commissions, upfront dealer manager fees, stockholder servicing fees and organization and offering costs accrued by us during the year ended December 31, 2017, represented 1.9% of the capital raised.

Stockholder Servicing Fees

Subject to FINRA limitations on underwriting compensation, we pay the Dealer Manager selling commissions over time as stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers. The stockholder servicing fees are equal to 0.85%, 0.85% and 0.25% per annum of the aggregate NAV of the Company’s outstanding Class T shares, Class S shares and Class D shares, respectively. The stockholder servicing fee for Class T shares consists of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares. However, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. We do not pay a stockholder servicing fee with respect to our outstanding Class I shares.

The stockholder servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and waives stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the stockholder servicing fees are calculated based on our NAV for our Class T, Class S and Class D shares, they reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to each Class T share, Class S share or Class D share sold in the primary offering and held within a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such share exceed 8.75% (or, in the case of Class T shares sold through certain participating broker-dealers, a lower limit as set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer) of the gross proceeds from the sale of all shares of such class held by such stockholder within such account (including the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto) (collectively, the “Fee Limit”). At the end of such month, all shares of such class held by such stockholder within such account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such shares (the “Share Conversion”).

In addition, we will cease paying the stockholder servicing fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of our Offering on which, in the aggregate, underwriting compensation from all sources in connection with our Offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

During the fiscal year ended December 31, 2017, we paid $5.8 million in stockholder servicing fees to the Dealer Manager.

Affiliate Service Agreements

We retain certain of the Adviser’s affiliates, from time to time, for services relating to our investments or our operations, which may include property management services, leasing services, corporate services, statutory services, transaction support services (including but not limited to coordinating with brokers, lawyers, accountants and other advisors, assembling relevant information, conducting financial and market analyses, and coordinating closing procedures), construction and development management, and loan management and servicing, and within one or more such categories, providing services in respect of asset and/or investment administration, accounting, technology, tax preparation, finance (including but not limited to budget preparation and preparation and maintenance of corporate models), treasury, operational coordination, risk management, insurance placement, human resources, legal and compliance, valuation and reporting-related services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, property, title and/or other types of insurance, management consulting and other similar operational matters. As discussed above under “Advisory Agreement — Expense Reimbursements,” any fees paid to the Adviser’s affiliates for any such services do not reduce the management fee. Generally, we may engage Blackstone-affiliated service providers only if a majority of our Board of Directors, and a majority of the Affiliate Transaction Committee (which is comprised of each of our independent directors), not otherwise interested in the transaction approved the transaction as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. Blackstone believes that any such affiliates service providers generally provide services at rates equal to those provided by third parties. The Adviser makes determinations of market rates based on its consideration of a number of factors, which generally include the Adviser’s experience with non-affiliated service providers as well as benchmarking data and other methodologies determined by the Adviser to be appropriate under the circumstances.

We have engaged BRE Hotels and Resorts (“BRE”), a portfolio company controlled (but not owned) by a Blackstone-advised fund, to provide revenue management, expense management, corporate support (including accounting, legal and tax), capital expenditure project and transaction support services for our hotel properties. We currently estimate the cost for such services to be approximately $200 per key per annum (which will be reviewed periodically and adjusted if appropriate), plus actual costs allocated for transaction support services. During the year ended December 31, 2017, we incurred $0.1 million of expenses due to BRE for services incurred in connection with our hotel properties.

We have engaged LivCor, LLC (“LivCor”), a portfolio company owned by a Blackstone-advised fund, to provide revenue management, expense management, construction management, corporate support (including accounting, information technology, legal, tax and human resources), capital expenditure project and transaction support services for our multifamily properties. We currently estimate the cost for such services to be approximately $300 per unit per annum (which will be reviewed periodically and adjusted if appropriate), plus actual costs allocated for transaction support services. During the year ended December 31, 2017, we incurred $1.3 million of expenses due to LivCor for services incurred in connection with our multifamily properties. Additionally, as of December 31, 2017, the Company capitalized $0.9 million to its balance sheet for transaction support services provided by LivCor.

We have engaged Equity Office Management, L.L.C. (“EOM”), a portfolio company owned by Blackstone-advised funds, to provide property management, expense management, construction management, corporate support (including leasing, accounting, legal and tax), capital expenditure project and transaction support services for our office and industrial properties. We currently estimate the cost for such services to be approximately 3% of gross revenue for property management services, 1% of gross rents from new and renewal leases for leasing services and 4% of total project costs for construction management services, plus a per square foot amount for corporate services and actual costs allocated for transaction support services. During the year ended December 31, 2017, we incurred $0.9 million of expenses due to EOM for services incurred in connection with our office and industrial properties. Additionally, as of December 31, 2017, the Company capitalized $0.1 million to its balance sheet for transaction support services provided by EOM.

We have engaged ShopCore Properties TRS Management LLC (“ShopCore”), a portfolio company owned by a Blackstone-advised fund, to provide property management, revenue management, expense management, construction management, corporate support (including leasing, accounting, legal and tax), capital expenditure project and transaction support services for our retail properties. We currently estimate the cost of such services to be approximately 3% of gross revenue for property management services, 1% of gross rents from new and renewal leases for leasing services and 4% of total project costs for construction management services, plus a per square foot amount for corporate services and actual costs allocated for transaction support services. During the year ended December 31, 2017, we incurred $0.2 million of expenses due to ShopCore for services incurred in connection with our retail properties.

We expect to set up a management incentive plan for each transaction for which we engage BRE, LivCor, EOM and ShopCore for certain senior executives of the applicable operating portfolio company. Neither Blackstone nor the Adviser receives any fees or incentive payments from agreements between us and their operating portfolio companies or their management teams. During the year ended December 31, 2017, the Company did not pay or accrue any incentive fees to its affiliated service providers under such agreements.

Blackstone has partnered with a leading national title agency to create Lexington National Land Services (“LNLS”), a title agent company. LNLS acts as an agent for one or more underwriters in issuing title policies and/or providing support services in connection with investments by us, Other Blackstone Accounts (defined below) and third parties. LNLS focuses on transactions in rate-regulated states where the cost of title insurance is non-negotiable. LNLS will not perform services in non-regulated states for us and Other Blackstone Accounts, unless (i) in the context of a portfolio transaction that includes properties in rate-regulated states, (ii) as part of a syndicate of title insurance companies where the rate is negotiated by other insurers or their agents, (iii) when a third party is paying all or a material portion of the premium or (iv) when providing only support services to the underwriter and not negotiating the title policy or issuing it to the insured. LNLS earns fees, which would have otherwise been paid to third parties, by providing title agency services and facilitating placement of title insurance with underwriters. Blackstone receives distributions from LNLS in connection with investments by us based on its equity interest in LNLS. In each case, there will be no related offset to the Company. As a result, while Blackstone believes the venture will provide services equal to those provided by third parties (even in jurisdictions where insurance rates are regulated), there is an inherent conflict of interest that would incentivize Blackstone to engage LNLS over a third party. During the fiscal year ended December 31, 2017, we paid LNLS $1.0 million for title services related to 13 investments.

Internal Audit Services

During the year ended December 31, 2017, we engaged an affiliate of our Adviser to perform certain internal audit and compliance functions. As of December 31, 2017, we had incurred $30,000 of fees for such services.

Credit Agreement with Blackstone

On January 23, 2017, we entered into an unsecured, uncommitted line of credit up to a maximum amount of $250 million with Blackstone Holdings Finance Co. L.L.C. (“Lender”), an affiliate of Blackstone. The line of credit expires on January 23, 2019, subject to a one-year extension option requiring Lender approval. The interest rate is the then-current rate offered by a third-party lender, or, if no such rate is available, LIBOR plus 2.25%. Each advance under the line of credit is repayable on the earliest of (i) the expiration of the line of credit, (ii) Lender’s demand and (iii) the date on which the Adviser no longer acts as our adviser, provided that we will have 180 days to make such repayment in the cases of clauses (i) and (ii) and 45 days to make such repayment in the case of clause (iii). To the extent that we have not repaid all loans and other obligations under the line of credit after a repayment event has occurred, we are obligated to apply the net cash proceeds from the Offering and any sale or other disposition of assets to the repayment of such loans and other obligations; provided that we will be permitted to (x) make payments to fulfill any repurchase requests pursuant to our share repurchase plan, (y) use funds to close any acquisition of property that we committed to prior to receiving a demand notice and (z) make quarterly distributions to our stockholders at per share levels consistent with the immediately preceding fiscal quarter and as otherwise required to maintain our REIT status.

The line of credit also permits voluntary prepayment of principal and accrued interest without any penalty other than customary LIBOR breakage costs. The line of credit contains customary events of default. As is customary in such financings, if an event of default occurs under the line of credit, Lender may accelerate the repayment of amounts outstanding under the line of credit and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period. During the year ended December 31, 2017, we drew approximately $1.1 billion from the line of credit and repaid approximately $1.1 billion. As of December 31, 2017, there was approximately $5.3 million of outstanding draws under the line of credit.

Commercial Mortgage Backed Security Investment

As of December 31, 2017, our investments in real estate-related securities included 18 commercial mortgage-backed securities (“CMBS”) with a total cost basis of $559.6 million collateralized by properties owned by Blackstone-advised investment vehicles and three CMBS with a total cost basis of $63.5 million collateralized by a loan originated by a Blackstone-advised investment vehicle. Such CMBS were purchased in fully or over-subscribed offerings. Each investment in such CMBS by Blackstone and its affiliates (including us) represented a minority participation in any individual tranche. We acquired our minority participation interests from third-party investment banks on market terms negotiated by the majority third-party investors. Blackstone and its affiliates (including us) will forgo all non-economic rights (including voting rights) in such CMBS as long as the Blackstone-advised investment vehicles either own the properties collateralizing, loans underlying, or have an interest in a different part of the capital structure related to such CMBS. For the year ended December 31, 2017, we recorded interest income of $10.2 million and an unrealized gain of $1.9 million related to our investments in such CMBS.

Indemnification Agreements with Directors and Officers

We have entered into indemnification agreements with each of our directors and officers. We refer to such indemnification agreements as “Indemnification Agreements” and our directors and officers party thereto as “Indemnitees.” The Indemnification Agreements provide that we will, subject to certain limitations and exceptions, indemnify, to the fullest extent permitted under Maryland law, and advance expenses to, each Indemnitee, in connection with (among other things) the Indemnitee’s capacity as a director, officer, employee or agent of the Company. This obligation includes, subject to certain terms and conditions, indemnification for any expenses (including reasonable attorneys’ fees), judgments, fines, penalties and settlement amounts actually and reasonably incurred by the Indemnitee in connection with any threatened or pending action, suit or proceeding. In certain instances, we may be required to advance such expenses, in which case the Indemnitee will be obligated to reimburse us for the amounts advanced if it is later determined that the Indemnitee is not entitled to indemnification for such expenses.

Conflicts of Interest with the Adviser and its Affiliates

We are subject to conflicts of interest arising out of our relationship with Blackstone, including the Adviser and its affiliates. Blackstone has three directors that serve on our Board of Directors (one of whom serves as Chairman of our Board of Directors), and our Chief Executive Officer, Chief Financial Officer, and our other executive officers are also executives of Blackstone and/or one or more of its affiliates. We have adopted policies and procedures to enable us to identify, adequately address or mitigate these conflicts of interest. The terms and conditions in our Advisory Agreement and the policies and procedures adopted by our Adviser, Blackstone and their affiliates also enable us to identify, adequately address or mitigate these conflicts of interest. Transactions between us and the Adviser or its affiliates are subject to approval by our Affiliate Transaction Committee.

Some examples of conflicts of interest that may arise by virtue of our relationship with the Adviser and Blackstone include:

•	Allocation of Investment Opportunities. Certain inherent conflicts of interest arise from the fact that Blackstone and its affiliates, including the Adviser, provide investment management and other services both to us and to any other person or entity, whether or not the investment objectives or guidelines of any such other person or entity are similar to ours, including, without limitation, the sponsoring, closing and/or managing of investment funds, REITs, vehicles, accounts, products and/or other similar arrangements sponsored, advised, and/or managed by Blackstone or its affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with Blackstone or its affiliates side-by-side or additional general partner investments with respect thereto) (“Other Blackstone Accounts”). The respective investment guidelines and programs of our business and the Other Blackstone Accounts may or may not overlap, in whole or in part, and if there is any such overlap investment opportunities, will be allocated between us and the Other Blackstone Accounts in a manner that may result in fewer investment opportunities being allocated to us than would have otherwise been the case in the absence of such Other Blackstone Accounts. In particular, there will be overlap of real property and real estate-related securities investment opportunities with certain Other Blackstone Accounts that are actively investing and similar overlap with future Other Blackstone Accounts. This overlap will from time to time create conflicts of interest. The allocation methodology applied between us and one or more of the Other Blackstone Accounts may result in us not participating (and/or not participating to the same extent) in certain investment opportunities in which we would have otherwise participated and the related allocations been determined without regard to such guidelines and/or based on the circumstances of those particular investments.

With respect to Other Blackstone Accounts with investment objectives or guidelines that overlap with ours but that do not have priority over us (including the Private Core+ Accounts), investment opportunities will be allocated among us and one or more Other Blackstone Accounts in accordance with Blackstone’s prevailing policies and procedures on a basis that the Adviser and its affiliates believe to be fair and reasonable in their sole discretion, which is generally pro rata based on relative available capital, subject to the following considerations: (i) any applicable investment objectives of ours and such Other Blackstone Accounts (which, for us, includes our primary objective of providing current income in the form of regular, stable cash distributions to achieve an attractive distribution yield), (ii) us and such Other Blackstone Account having available capital with respect thereto, (ii) any investment limitations, parameters or contractual provisions of ours and such Other Blackstone Accounts (e.g., joint venture investments between us and an Other Blackstone Account must be on the same terms and satisfy the restrictions of all participants, such as lowest leverage targeted by any participant), (iii) the sector, geography/location, expected return profile, expected distribution rates, anticipated cash flows, expected stability or volatility of cash flows, leverage profile, risk profile, and other features of the applicable investment opportunity and its impact on portfolio concentration and diversification, (iv) avoiding allocation that could result in de minimis or odd lot investments and

(v) legal, tax, accounting, regulatory and other considerations deemed relevant by the Adviser and its affiliates (including, without limitation, the relative risk-return profile of such investment and instrument type, the specific nature and terms of the investment size and type of investment, relative investment strategies and primary investment mandates, portfolio diversification concerns, contractual obligations, relative amounts of capital available for investment in each vehicle and other anticipated uses of capital, the source of the investment opportunity, anticipated holding period and remaining investment periods, co-investment arrangements, the different liquidity positions and requirements of each fund or vehicle, the ability of a client, fund and/or vehicle to employ leverage, hedging, derivatives, or other similar strategies in connection with acquiring, holding or disposing of the particular investment opportunity, and any requirements or other terms of any existing leverage facilities, the credit/default profile and other considerations deemed relevant in good faith, maintaining our qualification as a REIT and our status as a non-investment company exempt from the Investment Company Act of 1940, as amended (the “Investment Company Act”)). Our Board of Directors (including our independent directors) has the duty to ensure that the allocation methodology described above is applied fairly to us.

Currently, a Private Core+ Account invests in “core+” real estate and real estate-related assets in the United States and Canada (which are generally substantially stabilized assets generating relatively stable cash flow), with a focus on office, multifamily, industrial and retail assets in major U.S. markets. To the extent an investment satisfies the investment objectives of us and the Private Core+ Accounts on the same terms, including at the lower leverage targeted by the Private Core+ Accounts, such investment will be allocated in accordance with Blackstone’s prevailing policies and procedures described above (including maintaining our status as a non-investment company exempt from the Investment Company Act).

Furthermore, the Select Opportunistic Blackstone Accounts invest in “opportunistic” real estate and real estate-related assets globally (which often are undermanaged assets and with higher potential for equity appreciation) and have priority over us with respect to such investment opportunities. This priority will result in fewer investment opportunities being made available to us. No Other Blackstone Accounts other than Select Opportunistic Blackstone Accounts have priority over us with respect to real estate investment opportunities.

As of December 31, 2017, Other Blackstone Accounts with investment objectives or guidelines that overlap with ours but that do not have priority over us (including the Private Core+ Accounts) that are in their investing stage had approximately $1.1 billion of unused capital commitments and Select Opportunistic Blackstone Accounts (which are Other Blackstone Accounts that receive priority over us and whose investment strategies are generally less similar to ours but can overlap to some extent) in their investing stage had approximately $8.9 billion of unused capital commitments.

While the Adviser seeks to manage potential conflicts of interest in a fair and reasonable manner (subject to the priority rights of the Select Opportunistic Blackstone Accounts described above) as required pursuant to our Charter and the Advisory Agreement, the portfolio strategies employed by the Adviser, Blackstone or their affiliates in managing the Other Blackstone Accounts could conflict with the strategies employed by the Adviser in managing our business and may adversely affect the marketability, exit strategy, prices and availability of the properties, securities and instruments in which we invest. The Adviser, Blackstone or their affiliates may also give advice to the Other Blackstone Accounts that may differ from advice given to us even though their investment objectives or guidelines may be the same or similar to ours.

•	Corporate Opportunities. Our Board of Directors has adopted a resolution that provides, subject to certain exceptions, that none of Blackstone or its affiliates, our directors or any person our directors control are required to refrain directly or indirectly from engaging in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us, and that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunities, unless offered to a person in his or her capacity as one of our directors or officers and intended exclusively for us or any of our subsidiaries.

•	Investments in Different Levels or Classes of an Issuer’s Securities. From time to time, to the extent permitted by our Charter, we and the Other Blackstone Accounts may make investments at different levels of an issuer’s or borrower’s capital structure or otherwise in different classes of the same issuer’s securities. We may make investments that are senior or junior to, or have rights and interests different from or adverse to, the investments made by the Other Blackstone Accounts. Such investments may conflict with the interests of such Other Blackstone Accounts in related investments, and the potential for any such conflicts of interests may be heightened in the event of a default or restructuring of any such investments. While Blackstone will seek to resolve any such conflicts in a fair and equitable manner in accordance with its prevailing policies and procedures with respect to conflicts resolution among the Other Blackstone Accounts, such transactions are not required to be presented to our Board of Directors for approval (unless otherwise required by our Charter or investment guidelines), and there can be no assurance that any conflicts will be resolved in our favor.

•	Minority Investments of Other Blackstone Accounts. Certain Other Blackstone Accounts may also make minority investments in third-party investment managers or their investment vehicles with which we may engage in various transactions from time to time, including purchases or sales of assets or borrowing or lending transactions. Although these third-party investees may not be deemed to be affiliates of Blackstone due to the limited voting rights or other terms of the investments made by such Other Blackstone Accounts, such Other Blackstone Accounts would have an indirect economic interest in any transactions between us and such third-party investees. Our stockholders will not share in any of the economic interest of such Other Blackstone Accounts in such transactions. There can be no assurance that any conflict will be resolved in our favor and Blackstone may be required to take action where it will have conflicting loyalties between its duties to us and to Other Blackstone Accounts, which may adversely impact us.

Related Party Transaction Policies

Our Board of Directors recognizes the fact that transactions with related persons may present risks of conflicts or the appearance of conflicts of interest. Our Board of Directors has adopted a written policy on transactions with related persons. Under the policy, a committee of our Board of Directors composed solely of independent directors who are disinterested or the disinterested members of our Board of Directors must review and approve or ratify any “related person transaction” (defined as any transaction that would be required to be disclosed by us under Item 404(a) of Regulation S-K in which we were or are to be a participant, other than an employment relationship or transaction involving an executive officer and any related compensation, and the amount involved exceeds $120,000 and in which any “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) had or will have a direct or indirect material interest) and all material facts with respect thereto. No related person transaction will be executed without the approval or ratification of a committee of our Board of Directors composed solely of independent directors who are disinterested or by the disinterested members of our Board of Directors. Our Affiliate Transaction Committee fulfills the obligations under this policy.

In reviewing a related person transaction or proposed related person transaction, the Affiliate Transaction Committee or disinterested directors, as applicable, shall consider all relevant facts and circumstances, including without limitation:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction;

•	the importance of the transaction both to the Company and the related person;

•	whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company;

•	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons, if any; and

•	any other matters that management or the Affiliate Transaction Committee or disinterested directors, as applicable deem appropriate.

In addition, the policy provides that the Affiliate Transaction Committee, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, considers whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under our Charter and our Corporate Governance Guidelines and our Code of Business Conduct and Ethics.

Report of the Affiliate Transaction Committee

The Affiliate Transaction Committee has examined the fairness of the transactions described above, and has determined that all such transactions are fair and reasonable to us. The Affiliate Transaction Committee has reviewed our policies described above, in our Annual Report on Form 10-K and our registration statement related to our Offering, as well as other policies previously reviewed and approved by our Board of Directors, and determined that they are in the best interests of our stockholders because it believes they provide us with the highest likelihood of achieving our investment objectives while appropriately addressing conflicts of interest that may arise.

The Affiliate Transaction Committee of the Board of Directors:

Richard I. Gilchrist (Chair)

Raymond J. Beier

Field Griffith

Edward Lewis

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018 and has directed that the appointment of such independent registered public accounting firm be submitted for ratification by our stockholders at the Annual Meeting. Deloitte also serves as the independent registered public accounting firm of Blackstone.

We have been advised by Deloitte that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and its clients.

We expect that representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, our Board of Directors will reconsider the appointment.

Stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our Charter or otherwise. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.

Audit and Non-Audit Fees

Aggregate fees that we were billed for the fiscal years ended December 31, 2016 and 2017 by our independent registered public accounting firm, Deloitte, were as follows:

	Fiscal Year Ended December 31, 2016	Fiscal Year Ended December 31, 2017
Audit fees (a)	$250,721	$1,404,000
Audit-related fees	—	476,000
Tax fees	—	—
All other fees	—	—
Total	$250,721	$1,880,000

(a)	Audit fees include amounts billed to us related to annual financial statement audit work, acquisition audit work, quarterly financial statement reviews and review of SEC registration statements.
(b)	Audit-related fees include amounts billed to us for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisition, attestation services that are not required by statute or regulation, internal control reviews, and consultation concerning financial accounting and reporting standards..

The Audit Committee of our Board of Directors was advised that there were no services provided by Deloitte that were unrelated to the audit of the annual fiscal year-end financial statements and the review of interim financial statements that could impair Deloitte from maintaining its independence as our independent auditor and concluded that it was.

Audit Committee Pre-Approval Policies and Procedures

In accordance with our Audit Committee pre-approval policy, all audit and non-audit services performed for us by our independent registered public accounting firm were pre-approved by the Audit Committee of our Board of Directors, which concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Unless a type of service to be provided by the independent certified public accountants has received “general” pre-approval, it will require “specific” pre-approval by the Audit Committee. Additionally, any proposed services exceeding “general” pre-approved cost levels will require specific pre-approval by the Audit Committee. The term of any general pre-approval will apply until the next pre-approval made by the Audit Committee. The Audit Committee will review, and may revise, the general pre-approval policy and the services that may be provided by the independent certified public accountants from time to time. The Audit Committee does not delegate its responsibility to pre-approve services performed by the independent certified public accountants to management.

All requests or applications for services to be provided by the independent auditor that do not require specific pre-approval by the Audit Committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

Requests or applications for services that require specific separate approval by the Audit Committee are required to be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer. The Chairman of the Audit Committee has been delegated the authority to specifically pre-approve all services not covered by the general pre-approval guidelines, up to a certain amount. All amounts specifically pre-approved by the Chair of the Audit Committee in accordance with the pre-approval policy are to be disclosed to the Audit Committee at the next regularly scheduled meeting.

VOTING RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018.

AUDIT COMMITTEE REPORT

Our Board of Directors’ Audit Committee carries out oversight functions with respect to the preparation, review and audit of our financial statements, our system of internal controls and the qualifications, independence and performance of our internal auditor consultants and independent auditors, and operates under a written charter adopted by the Board of Directors. The charter can be viewed, together with any future changes that may occur, on our website at www.breit.com. The Audit Committee has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent auditors. The Audit Committee members are “independent,” consistent with the qualifications set forth in our Charter, the listing standards of the NYSE and Rule 10A-3 under the Exchange Act applicable to board of directors in general and audit committees in particular.

Our management is responsible for the development, maintenance and evaluation of internal controls and procedures and our financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation, presentation and integrity of our financial statements. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with U.S. generally accepted auditing standards and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee the foregoing functions.

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. In performance of its oversight function, the Audit Committee has met and held discussions with management and our independent registered public accounting firm with respect to our audited consolidated financial statements for fiscal year 2017 and related matters. Management advised the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Committee has reviewed and discussed the consolidated financial statements with management and our independent auditors, Deloitte & Touche LLP. Our independent auditors presented to and reviewed with the Audit Committee the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communication with Audit Committees.” Our independent auditors also provided to the Committee the written disclosures and the letter from the auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and in connection therewith the Committee discussed with the independent auditors their views as to their independence. The Audit Committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Deloitte & Touche LLP. The Audit Committee meetings regularly include executive sessions with our independent registered public accounting firm without the presence of our management.

In undertaking its oversight function, the Audit Committee relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on our financial statements. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of the external audits, whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or on the effectiveness of the system of internal control.

Based on the Audit Committee’s considerations, discussions with management and discussion with the independent auditors as described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.

Submitted by the Audit Committee of the

Company’s Board of Directors:

Raymond Beier (Chair)

Richard Gilchrist

Edward Lewis

ANNUAL REPORT

Our Annual Report is being concurrently made available for distribution to our stockholders.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website, www.breit.com, and click “Filings” under the “About BREIT” tab. Copies of our Annual Report on Form 10-K including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to Secretary, Blackstone Real Estate Income Trust, Inc., 345 Park Avenue, New  York, New York 10154.

OTHER MATTERS

Our management does not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our Proxy Statement and proxy card for our 2019 Annual Meeting of Stockholders, your proposal must be received by our Secretary on or before November 20, 2018. Your proposal should be mailed by certified mail return receipt requested to our Secretary at Blackstone Real Estate Income Trust, Inc., 345 Park Avenue, New York, New York 10154. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. In addition, if you desire to bring business (including director nominations) before our 2019 Annual Meeting, you must comply with our Bylaws, which currently require that you provide written notice of such business to our Secretary no earlier than October 21, 2018 and no later than 5:00 p.m. New York City Time, on November 20, 2018. For additional requirements, stockholders should refer to our Bylaws, Article II, Section 11(a), “Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals,” a current copy of which may be obtained from our Secretary.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call (844) 702-1299 or write to: DST Systems, P.O. Box 219349, Kansas City, MO 64121, and include your name, the name of your broker or other nominee and your account number(s). You can also request prompt delivery of a copy of the Proxy Statement and Annual Report by contacting Mediant Communications, P.O. Box 8035, Cary, North Carolina 27512, (844) 371-1438.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
Blackstone Real Estate Income Trust, Inc. P.O. Box 8035 Cary, NC 27512-9916	INTERNET
Go To: www.proxydocs.com/BREIT
	●	Cast your vote online.
	●	Have your Proxy Card ready.
	●	Follow the simple instructions to record your vote.

PHONE
Call 1-866-286-3108
	●	Use any touch-tone telephone.
	●	Have your Proxy Card ready.
	●	Follow the simple recorded instructions.
MAIL
	●	Mark, sign and date your Proxy Card.
	●	Fold and return your Proxy Card in the postage- paid envelope provided with the address below showing through the window.

PROXY TABULATOR
PO BOX 8035
CARY, NC 27512-9916

  Please fold here—Do not separate

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – JUNE 11, 2018

The undersigned stockholder(s) hereby appoint(s) Frank Cohen, Paul D. Quinlan and Leon Volchyok as proxies of the undersigned, with full power of substitution to each, and hereby authorizes each of them to represent the undersigned and to vote at the Annual Meeting of Stockholders of Blackstone Real Estate Income Trust, Inc., to be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017 on Monday, June 11, 2018 at 5:00 p.m. (Eastern time) (the “Meeting”) and at any and all adjournments or postponements thereof, all shares of Blackstone Real Estate Income Trust, Inc. which the undersigned would be entitled to vote if personally present, in accordance with the following instructions. The undersigned acknowledges receipt of the Proxy Statement relating to the Meeting and revokes any proxy heretofore given with respect to such Meeting and any adjournments or postponements thereof.

The shares represented by each properly executed proxy will be voted in the manner specified in such proxy. If this proxy card is submitted with no direction, but is signed, dated, and returned, this proxy will be voted “FOR” each of the director nominees listed on the reverse side and “FOR” the ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018. This proxy also grants discretionary power to vote upon such other business as may properly come before the Meeting.

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing in a representative capacity, please give title.

Signature and Title, if applicable

Additional Signature (if held jointly)

Date	Scan code for mobile voting

PLEASE BE SURE TO SIGN AND DATE THIS CARD AND MARK ON THE REVERSE SIDE

PXY-BREIT-V3

YOUR VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held On June 11, 2018:

The Proxy Statement, Form of Proxy and our 2017 Annual Report

are available at www.proxydocs.com/BREIT

Directions to the office of Simpson Thacher & Bartlett LLP may be found at http://www.stblaw.com/offices/new-york

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:  ⬛

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE SEVEN NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE “FOR” PROPOSAL 2.

1.	Elect seven director nominees listed in the Proxy Statement;

	Nominees:	FOR	AGAINST	ABSTAIN

	(01) Frank Cohen	☐	☐	☐

	(02) A.J. Agarwal	☐	☐	☐

	(03) Wesley LePatner	☐	☐	☐

	(04) Raymond J. Beier	☐	☐	☐

	(05) Richard I. Gilchrist	☐	☐	☐

	(06) Field Griffith	☐	☐	☐

	(07) Edward Lewis	☐	☐	☐

		FOR	AGAINST	ABSTAIN

2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐

PLEASE BE SURE TO SIGN AND DATE THIS CARD ON THE REVERSE SIDE

PXY-BREIT-V3